Exhibit 15.2

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/ 5522

Date: April 25, 2014

VIPSHOP HOLDINGS LIMITED

No. 20 Huahai Street,

Liwan District, Guangzhou 510370

The People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm in Vipshop Holdings Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2013, which will be filed by Vipshop Holdings Limited in April 2014 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

Yours Sincerely,

/s/ Han Kun Law Offices
HAN KUN LAW OFFICES